Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Sharing Services Global Corporation, a Nevada corporation.  The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: January 28, 2025	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan

Dated: January 28, 2025	Heng Fai Holdings Limited

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Director

Dated: January 28, 2025	Alset Inc.

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Chairman and Chief Executive Officer

Dated: January 28, 2025	Alset International Limited

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Chairman and Chief Executive Officer

Dated: January 28, 2025	Global Biomedical Pte. Ltd.

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Director

Dated: January 28, 2025	HWH International Inc.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer